UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 25, 2020

BRAEMAR HOTELS & RESORTS INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1100
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 8.01     OTHER EVENTS.
As previously disclosed, on March 20, 2020, Lismore Capital II LLC (“Lismore”), a subsidiary of Ashford Inc. (“AINC”), entered into an agreement to seek modifications, forbearances or refinancings of certain mortgage and mezzanine debt and a credit facility with Bank of America, N.A., as administrative agent (the “Braemar Agreement”) with Braemar Hotels & Resorts Inc. (“Braemar” or “the Company”) and its affiliates.

Pursuant to the terms of the Braemar Agreement, the fees Lismore would be entitled to, absent waiver, with respect to a $435 million loan secured by the Seattle Marriott Waterfront, The Clancy San Francisco, The Notary Hotel and the Chicago Sofitel Magnificent Mile (the “BAML 4-Pack”), are: (i) a $543,750 fee paid upon execution of the Braemar Agreement and not subject to clawback; (ii) a $543,750 fee payable in the monthly installment payments and subject to clawback; and (iii) a $1,087,500 success fee payable only in connection with a signed forbearance or other agreement. On August 25, 2020, in light of the fact that Lismore negotiated access to the FF&E reserves but no forbearance on debt service, the independent members of AINC’s board of directors decided to waive the fees described in clauses (ii) and (iii) of the previous sentence, with respect to the BAML 4-Pack loan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 31, 2020

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ ROBERT G. HAIMAN
Robert G. Haiman
Executive Vice President, General Counsel & Secretary